SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                 Date of Report:
                                 August 2, 1999
                                 --------------
                        (Date of earliest event reported)


                            Electric Lightwave, Inc.
                -------------------------------------------------
               (Exact name of Registrant as specified in charter)


         Delaware                     0-23393                     93-1035711
- ----------------------------   ------------------------      -------------------
(State or other jurisdiction   (Commission File Number)         (IRS Employer
     of incorporation)                                       Identification No.)

              4400 NE 77th Avenue, Vancouver, WA                  98662
- ------------------------------------------------------          --------
           (Address of principal executive offices)            (Zip Code)


                                  (360)816-3000
                                 ---------------
              (Registrant's telephone number, including area code)

                           No change since last report
                           ---------------------------
             (Former name or address, if changed since last report)

Item 5.  Other Events.
- --------------------------------------------------------------------------------

This report is being filed to make available the following press release dated August 2, 1999.

                                  NEWS RELEASE

Contacts:
Investors and analysts:             Media:
Fletcher Chamberlin                 Jack Hardy
(360) 816-3996                      (360) 816-3602
fletcher_chamberlin@eli.net         jack_hardy@eli.net

                   ELECTRIC LIGHTWAVE'S RAPID GROWTH CONTINUES

     * Revenue increases 21% from 1999 first quarter, 115% from 1998 second quarter
     * EBITDA loss and net loss decline from 1999 first quarter
     * Local access line equivalents increase 123% from prior year, 23% from prior quarter

Vancouver, WA - August 2, 1999 - Electric Lightwave, Inc. (NASDAQ:ELIX), a leading facilities-based integrated communications provider, today announced continued rapid revenue growth and a decline in losses for the quarter ended June 30, 1999.

Revenues for the latest quarter were $46.1 million, or more than double the revenues of $21.4 million in the second quarter of 1998 and 21% above first quarter 1999 revenues of $38.2 million. The company's loss before interest, taxes, depreciation and amortization (EBITDA loss), excluding operating lease expense, was $15.2 million in the second quarter this year, compared with $21.3 million in the first quarter of 1999 and $10.9 million in the second quarter a year ago. The net loss in the 1999 second quarter was $33.2 million or $0.67 per share, compared with a net loss of $35.0 million or $0.70 per share in the first quarter of 1999 and $14.8 million or $0.30 per share in the prior year's second quarter.

"Our rapid revenue growth continued in the quarter, and we have passed the inflection point in our quarterly EBITDA losses," said Dave Sharkey, president of Electric Lightwave. "In addition to reporting normalized sequential revenue growth of 20% or better for the fourth straight quarter, we saw a number of very positive trends in the make-up of our total revenue. Internet access revenue, an important part of our Data Services revenue, was up 31% sequentially and 151% compared with last year. Local telephone service revenue, excluding reciprocal compensation, was up 37% sequentially and 131% year-over-year. Network services revenue was up 25% sequentially and 55% compared with last year, reflecting solid demand from large data customers and the expansion of our wholesale sales organization in the last year. All of these components are based on execution of our plan to drive growth by aggressively pursuing both the expanding data and Internet markets and the local telephone business where we have extensive networks."

Commenting  on  the  company's  operating   performance,   Sharkey  added,  "The
significant EBITDA improvement from the first quarter is a product of both improved gross margins and higher productivity in our operations. The gross margin in the second quarter (defined as revenues minus network access expenses) was 49%, compared with 34% in the first quarter this year. Operations and selling, general and administrative expenses grew by 9% from the first quarter, while revenues were up 21%. This planned productivity gain is the result of significant investments in our systems, sales force and infrastructure last year. During the quarter we implemented the third version of our integrated, automated back-office system, and further enhancements are planned later this year. We expect further gains from this industry-leading system through the rest of 1999 and beyond."

For the six months ended June 30, 1999, Electric Lightwave's revenues were $84.3 million, or 103% above the first six months of 1998. The EBITDA loss, excluding operating lease expense, for the first half of 1999 was $36.6 million, compared to $19.3 million a year ago. The net loss for the first half of 1999 was $68.2 million or $1.37 per share, compared with a net loss of $26.7 million or $0.54 per share (before the cumulative effect of a change in an accounting principle) a year earlier.

Access line equivalents at the end of the second quarter were 121,516, an increase of 22,510 lines during the second quarter. The quarter-end total is 23% over the end of the 1999 first quarter and 123% above the total for the end of the 1998 second quarter. The company continued to have over 99% of its access line equivalents on-switch and had approximately 17,359 access line equivalents per voice switch. At the end of the first quarter, it had 4.6 gigabits per second of Internet capacity in its network, an increase of 48% over the total at the end of 1998. The company had also sold 4.3 gigabits per second of frame relay and asynchronous transfer mode (ATM) capacity at the end of the quarter, an increase of 72% from the end of 1998. Data and Internet-related revenue continued to make up over 50% of the Company's revenue in the latest quarter, including significant portions of its Local Telephone and Network Services as well as its Data Services.

"For the rest of the year we plan to continue solid revenue growth, improving gross margins and further productivity gains," concluded Sharkey. "With our expanded sales force, high-quality network and state-of-the-art systems, we are well-positioned to take advantage of the numerous opportunities in our markets."

Electric Lightwave, Inc. is a leading integrated communications provider of enhanced data services, frame relay, ATM and Internet access solutions to bandwidth intensive businesses and the growing e-commerce market. The company offers long distance, data and prepaid services nationwide. As a full-service provider, the company offers local, long distance, videoconferencing and high-speed broadband transport via an expanding fiber optic network that interconnects major markets in the West. Headquartered in Vancouver, Washington, Electric Lightwave is on the World Wide Web at www.eli.net. The company is 82% owned by Citizens Utilities (NYSE:CZN, CZNPr).

This press release contains forward-looking statements that are subject to risks and uncertainties which could cause actual results to differ materially from those expressed or implied in the statements. All forward-looking statements are only predictions or statements of current plans, which are constantly under review by Electric Lightwave (the Company). All forward-looking statements may differ from actual future results due to, but not limited to, changes in the local and overall economy, the nature and pace of technological changes, the number and effectiveness of competitors in the Company's markets, success in overall strategy, changes in legal and regulatory policy, relations with Incumbent Local Exchange Carriers (ILECs) and their ability to provide delivery of services including interoffice trunking, implementation of back office service delivery systems, maintenance of exclusive use of fiber on performance-based leases, the Company's ability to identify future markets and successfully expand existing ones and the mix of products and services offered in the Company's target markets. Readers should consider these important factors in evaluating any statement contained herein and/or made by the Company or on its behalf. The Company has no obligation to update or revise forward-looking statements to reflect the occurrence of future events or circumstances.

                                 (tables follow)


                            Electric Lightwave, Inc.
                            Statements of Operations
                      (In thousands, except per share data)

                                                  Three Months Ended
                                           6/30/1999   3/31/1999   6/30/1998
                                          ----------   ---------   ---------
Revenues:
     Network Services ..................   $ 12,983    $ 10,424    $  8,371
     Local Telephone Services ..........     18,600      14,308       7,769
     Long Distance Services ............      9,245       8,530       1,899
     Data Services .....................      5,267       4,954       3,404
                                           --------    --------    --------
               Total Revenues ..........     46,095      38,216      21,443
                                           --------    --------    --------


Operating Expenses:
     Network Access ....................     23,702      25,224       9,860
     Operations ........................      9,633       9,034       6,528
     Selling, General and Administrative     29,447      26,767      17,588
     Depreciation and Amortization .....      8,150       6,994       3,780
                                           --------    --------    --------
               Total Operating Expenses      70,932      68,019      37,756
                                           --------    --------    --------

Loss from Operations ...................    (24,837)    (29,803)    (16,313)

Interest Expense and Other .............      8,068       4,779       1,467
                                           --------    --------    --------

     Net Loss Before Income Taxes ......    (32,905)    (34,582)    (17,780)

Income Tax Expense (Benefit) ...........        300         370      (3,022)
                                           --------    --------    --------

     Net Loss ..........................   $(33,205)   $(34,952)   $(14,758)
                                           ========    ========    ========

     EBITDA * ..........................   $(15,226)   $(21,332)   $(10,894)
                                           ========    ========    ========

Weighted average shares outstanding ....     49,822      49,801      49,694

Net Loss Per Common Share:
     Basic                                 $  (0.67)    $ (0.70)    $ (0.30)
     Diluted                               $  (0.67)    $ (0.70)    $ (0.30)

*Excludes operating lease expenses of $1,461, $1,477 and $1,639 for the three months ended June 30, 1999, March 31, 1999 and June 30, 1998, respectively.





                            Electric Lightwave, Inc.
                            Statements of Operations
                      (In thousands, except per share data)

                                                         Six Months Ended
                                                       6/30/1999   6/30/1998
                                                       ---------   ---------
Revenues:
     Network Services .............................    $ 23,407    $ 17,478
     Local Telephone Services .....................      32,908      13,793
     Long Distance Services .......................      17,775       3,721
     Data Services ................................      10,221       6,508
                                                       --------    --------
               Total Revenues .....................      84,311      41,500
                                                       --------    --------

Operating Expenses
     Network Access ...............................      48,926      19,072
     Operations ...................................      18,667      11,774
     Selling, General and Administrative ..........      56,214      32,963
     Depreciation and Amortization ................      15,144       7,664
                                                       --------    --------
               Total Operating Expenses ...........     138,951      71,473
                                                       --------    --------

Loss from Operations ..............................     (54,640)    (29,973)

Interest Expense and Other ........................      12,847       2,211
                                                       --------    --------

     Net Loss Before Income Taxes and
      Cumulative Effect of Change in
      Accounting Principle ........................     (67,487)    (32,184)

Income Tax Expense (Benefit) ......................         670      (5,471)
                                                       --------    --------

     Net Loss Before Cumulative Effect
      of a Change in Accounting Principle .........     (68,157)    (26,713)

Cumulative Effect of Change in Accounting Principle        --         2,817
                                                       --------    --------

     Net Loss .....................................    $(68,157)   $(29,530)
                                                       ========    ========

     EBITDA * .....................................    $(36,558)   $(19,349)
                                                       =========   =========

Weighted average shares outstanding                      49,812      49,690

Net Loss Before Cumulative Effect of Change in
Accounting Principle per Common Share:
     Basic                                             $  (1.37)   $  (0.54)
     Diluted                                           $  (1.37)   $  (0.54)

Net Loss Per Common Share:
     Basic                                             $  (1.37)   $  (0.59)
     Diluted                                           $  (1.37)   $  (0.59)


*Excludes operating lease expenses of $2,938 and $2,960 for the six months ended
  June 30, 1999 and June 30, 1998, respectively.

                            Electric Lightwave, Inc.
                       Selected Financial & Operating Data
                  (In thousands except selected operating data)


                                           6/30/1999   3/31/1999   6/30/1998
                                          ----------    --------   ---------
Selected Financial Data

Property, Plant & Equipment - Owned       $ 693,449    $ 585,533   $ 396,080
Property, Plant & Equipment - Leased      $ 108,541    $ 108,541   $ 108,541
                                          ---------    ---------   ---------
             Total .................      $ 801,990    $ 694,074   $ 504,621

Selected Operating Data
Markets ............................             25           23           9
Route Miles ........................          3,128        3,098       2,656
Fiber Miles ........................        192,213      181,816     153,002
Buildings Connected ................            795          783         682
Switches and Routers:
         Internet Routers ..........             42           36          18
         ATM Switches ..............             22           21           9
         Frame Relay Switches ......             31           29          22
         Voice Switches ............              7            7           7
Access Line Equivalents ............        121,516       99,006      54,490
Access Line Equivalents/Switch .....         17,359       14,144       7,784
% on Switch ........................             99%          99%         98%
Employees ..........................          1,233        1,200         841
Customers ..........................          1,961        1,843       1,330








                                   SIGNATURES
                                ----------------


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            Electric Lightwave, Inc.
                            ------------------------
                                   Registrant




                           By: /s/ Kerry D. Rea
                           _____________________________
                           Vice President and Controller



Date:    August 3, 1999